Filed Pursuant to Rule 424(b)(3)

File No. 333-140272

PROSPECTUS SUPPLEMENT

TO PROSPECTUS DATED

JANUARY 29, 2007

SunPower Corporation

EXPLANATORY STATEMENT

This Prospectus Supplement is being filed solely to update the “Calculation of Registration Fee” table in accordance with Rule 456(b)(1)(ii) of the Securities Act of 1933, as amended. The amount of securities to be registered hereunder is estimated solely for the purposes of calculating the registration fee hereunder.

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit (1)	Proposed maximum aggregate offering price (1)	Amount of registration fee
Class A Common Stock, par value $0.001 per share	2,700,000 shares	$40.61	$109,647,000	$11,732.23(2)

(1)	Estimated solely for purposes of calculating the registration fee hereunder.

(2)	This filing fee of $11,732.23 is calculated in accordance with Rule 457(r) of the Securities Act of 1933 and relates to the registration statement on Form S-3 (File No. 333-140272) filed by SunPower Corporation on January 29, 2007.